Exhibit 8.2

March 29, 2024

To:
Codorus Valley Bancorp, Inc.
105 Leader Heights Road
York, Pennsylvania 17403

Re:
Tax Opinion Regarding the Merger of Codorus Valley Bancorp into Orrstown Financial Services, Inc.

Ladies and Gentlemen:

Pursuant to the Agreement and Plan of Merger dated as of December 12, 2023 (the “Merger Agreement”) by and among Codorus Valley Bancorp Inc., a Pennsylvania corporation (“CVLY”) and Orrstown Financial Services, Inc., a Pennsylvania corporation (“ORRF”), CVLY will merge with and into ORRF with ORRF surviving (the “Merger”). We have acted as counsel to CVLY in connection with the Merger. We are providing certain opinions regarding the material United States federal income tax consequences of the Merger pursuant to Section 7.3(b) of the Merger Agreement. Immediately following the Merger, or as promptly as practicable thereafter, PeoplesBank, A Codorus Valley Company, a Pennsylvania chartered bank and wholly-owned subsidiary of CVLY, will be merged with and into Orrstown Bank, a Pennsylvania chartered bank and a wholly-owned subsidiary of ORRF, upon the terms and with the effect set forth in the Bank Merger Agreement (the “Bank Merger”). This opinion does not address the United States federal income tax consequences of the Bank Merger, but we have taken the Bank Merger into account in rendering our opinions with respect to the United States federal income tax consequences of the Merger set forth below and affirm that consummation of the Bank Merger would not alter such opinions. Capitalized terms not otherwise defined in this opinion have the meanings ascribed to such terms in the Merger Agreement.

 For the purpose of rendering our opinions, we have examined and are relying (without any independent investigation or review thereof), with your permission, upon the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (the “Documents”):

1.	The Merger Agreement;

2.
The registration statement of ORRF on Form S-4, filed on March 29, 2024 with the Securities and Exchange Commission (the “SEC”), with respect to the ORRF Common Stock to be issued to the holders of CVLY Common Stock in connection with the Merger (the “Registration Statement”), and the joint proxy statement/prospectus of ORRF and CVLY, included in the Registration Statement (the “Joint Proxy Statement/Prospectus”);

3.	The representations made to us by ORRF in its letter to us dated March 29, 2024;

4.	The representations made to us by CVLY in its letter to us dated March 29, 2024; and

Atlanta | Austin | Birmingham | Boston | Century City | Charlotte | Chattanooga | Chicago | Dallas | Denver | Fort Lauderdale
Houston | Jacksonville | Los Angeles | Miami | Nashville | Newport Beach | New York | Orlando | Philadelphia
Portland | Richmond | San Francisco | Stamford | Tallahassee | Tampa | Tysons | Washington, D.C. | West Palm Beach

5.
Such instruments and documents related to the formation, organization and operation of ORRF and CVLY and to the consummation of the Merger as we have deemed necessary or appropriate for purposes of this opinion.

For purposes of this opinion, we have assumed, with your permission and without independent investigation, (i) that the Merger will be consummated in the manner contemplated by the Proxy Statement/Prospectus and in accordance with the provisions of the Merger Agreement without the waiver of any material conditions to any party’s obligation to effect the Merger or the waiver of any conditions to any party’s obligation to effect the Merger that could adversely affect the qualification of the Merger as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) that original documents (including signatures) are authentic, (iii) that documents submitted to us as copies conform to the original documents, (iv) that there has been (or will be by the date of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness of those documents, (v) that the statements and representations contained in the Documents are accurate and not breached and will continue to be so through the date of the Merger, (vi) that the covenants, statements, and representations and warranties set forth in the Documents will be complied with, (vii) that the Merger will be effective under applicable state law, (viii) that the individual or individuals who executed any such Documents on behalf of any person has the authority and capacity to do so, and (ix) any representation or statement made in any Document “to the knowledge of” or similarly qualified is correct without such qualification.

Subject to the foregoing and any other assumptions, limitations, exceptions and qualifications specified herein and in the Proxy Statement/Prospectus, that constitutes part of the Registration Statement, under “Material U.S. Federal Income Tax Consequences of the Merger”, (i) it is our opinion that for United States federal income tax purposes, the Merger will constitute a “reorganization” within the meaning of Section 368(a) of the Code and (ii) we confirm that the discussion contained under “Material U.S. Federal Income Tax Consequences of the Merger” in the Registration Statement, insofar as such discussion constitutes statements of United States federal income tax law, constitutes our opinion on the material United States federal income tax consequences of the Merger. The foregoing opinions are limited to the United States federal income tax matters addressed herein, and no other opinions are rendered with respect to other United States federal tax matters or to any issues arising under the tax laws of any state, locality or foreign country.

This opinion is rendered as of the date hereof and we undertake no obligation to update, supplement, modify or revise the opinions expressed herein after the date of this letter to reflect any facts or circumstances which may hereafter come to our attention or which may result from any changes in laws or regulations which may hereafter occur.

Atlanta | Austin | Birmingham | Boston | Century City | Charlotte | Chattanooga | Chicago | Dallas | Denver | Fort Lauderdale
Houston | Jacksonville | Los Angeles | Miami | Nashville | Newport Beach | New York | Orlando | Philadelphia
Portland | Richmond | San Francisco | Stamford | Tallahassee | Tampa | Tysons | Washington, D.C. | West Palm Beach

Our opinions expressed herein are based upon the Code, the Treasury Regulations promulgated thereunder, published positions of the Internal Revenue Service and other applicable authorities, administrative pronouncements and judicial authority, all as in effect as of the date hereof. They represent our best legal judgment as to the matters addressed herein, but are not binding on the Internal Revenue Service or the courts. Accordingly, no assurance can be given that the opinions expressed herein, if contested, would be sustained by a court. Furthermore, the authorities upon which we rely may be changed at any time, potentially with retroactive effect. No assurances can be given as to the effect of any such changes on the conclusions expressed in this opinion. If any of the facts and assumptions pertinent to the United States federal income tax treatment of the Merger specified herein or any of the statements, covenants, representations or warranties contained in the Documents are, or later become, inaccurate, such inaccuracy may adversely affect the conclusions expressed in this opinion. No ruling has been or will be sought from the Internal Revenue Service by any party to the Merger Agreement as to the federal income tax consequences of any aspect of the Merger.

We are furnishing this opinion to you solely in connection with the transactions contemplated by the Merger Agreement, and this opinion is not to be relied upon for any other purpose or by any other person or entity without our prior written consent. We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement, and to the references to us under the captions “Material U.S. Federal Income Tax Consequences of the Merger” and “Legal Matters” in the Registration Statement. In giving this consent we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Sincerely yours,
/s/ Holland & Knight LLP
HOLLAND & KNIGHT LLP

Atlanta | Austin | Birmingham | Boston | Century City | Charlotte | Chattanooga | Chicago | Dallas | Denver | Fort Lauderdale
Houston | Jacksonville | Los Angeles | Miami | Nashville | Newport Beach | New York | Orlando | Philadelphia
Portland | Richmond | San Francisco | Stamford | Tallahassee | Tampa | Tysons | Washington, D.C. | West Palm Beach